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                                                                    EXHIBIT 10.6


                 INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT


         THIS INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT, dated as of June 29, 2001 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), is by and among:

         WESTPOINT STEVENS INC., a Delaware corporation ("WPS"), and each of its direct and indirect subsidiaries (the "Subsidiaries") identified on the signature pages of this Agreement (collectively with WPS, the "Borrower");

         BANK OF AMERICA, N.A., a national banking association, not in its individual capacity but as the collateral trustee (the "Senior Collateral Trustee") under the terms of that certain Second Amended and Restated Collateral Trust Agreement, dated as of June 9, 1998, among inter alia the Borrower and the Senior Collateral Trustee (as amended, the "Senior Collateral Trust Agreement"); and

         BANKERS TRUST COMPANY, a New York corporation, not in its individual capacity but as the administrative agent (the "Second Lien Administrative Agent") under the terms of that certain Collateral Security Agreement, of even date herewith (the "Second Lien Collateral Security Agreement").

                                   WITNESSETH:

         WHEREAS, the Borrower has previously obtained an $800,000,000 revolving credit facility (the "Senior Loans") pursuant to the terms and conditions of that certain Second Amended and Restated Credit Agreement (as amended, modified, and supplemented from time to time, the "Senior Credit Agreement"), dated as of June 9, 1998, among WPS, WestPoint Stevens (UK) Limited and WestPoint Stevens (Europe) Limited, the lenders identified therein (including their respective successors and assigns, the "Senior Lenders"), and Bank of America, N.A. as administrative agent (the "Senior Agent");

         WHEREAS, each of the Subsidiaries is either a co-borrower under the Senior Credit Agreement or a guarantor of the Senior Loans pursuant to guarantee agreements executed in connection with the Senior Credit Agreement;

         WHEREAS, the obligations of the Borrower under the Senior Credit Agreement are secured, pursuant to the terms of the Senior Collateral Trust Agreement, various mortgages, deeds of trust, deeds to secure debt, pledge agreements and other collateral documents executed by the Borrower in favor of the Senior Collateral Trustee for the benefit of the Senior Lenders (collectively, as the same may be amended, supplemented, modified or replaced from time to time, the "Senior Collateral Documents"), by first liens on and security interests in, inter alia, (a) all or substantially all of the real property, plant, and improvements owned by the Borrower, including without limitation all material manufacturing facilities owned by the Borrower (collectively, the "Real Property Collateral"); (b) all or substantially all of the personal property, now owned or hereafter acquired by the Borrower, including without limitation cash, securities, inventory, accounts (other than accounts sold by the Borrower pursuant to permitted receivable securitization facilities), equipment, goods, documents, and instruments, all as more specifically


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described in the Senior Collateral Documents (collectively, the "Personal
Property Collateral"); and (c) all or substantially all of the intangible property of the Borrower, now owned or hereafter acquired, including, without limitation, all general intangibles, patents, trademarks, tax refunds, copyrights and other intangible property, all as more specifically described in the Senior Collateral Documents (collectively, the "Intangible Collateral"). The Real Property Collateral, Personal Property Collateral, and Intangible Collateral, together with all proceeds, products, accessions, additions, improvements and attachments thereto from time to time, including without limitation all insurance proceeds, shall be referred to herein collectively as the "Collateral";

         WHEREAS, the Borrower has requested that the Senior Agent, the Senior Lenders and the Senior Collateral Trustee enter into that certain amendment agreement, of even date herewith (the "Senior Amendment Agreement"), pursuant to which the Senior Lenders would approve, among other changes to the Senior Credit Agreement, the Borrower's incurrence of up to $165,000,000 in certain additional secured indebtedness (the "Second Lien Loans") made available to the Borrower under the terms of that certain credit agreement (the "Second Lien Credit Agreement"), dated as of June 29, 2001, among WPS, the lenders party thereto from time to time (together with their successors and assigns, the "Second Lien Lenders"), and the Second Lien Administrative Agent;

         WHEREAS, the obligations of the Borrower under the Second Lien Credit Agreement are secured pursuant to the terms of the Second Lien Collateral Security Agreement, various mortgages, deeds of trust, deeds to secure debt, pledge agreements and other collateral documents executed by the Borrower in favor of the Second Lien Administrative Agent for its benefit and for the benefit of the Second Lien Lenders (collectively, as the same may be amended, supplemented, modified or replaced from time to time, the "Second Lien Collateral Documents") by second liens on and security interests in the Collateral;

         WHEREAS, the Senior Collateral Trustee, on behalf of itself, the Senior Agent, the Senior Lenders and their respective successors and assigns, and the Second Lien Administrative Agent and the Second Lien Lenders, on behalf of themselves and their respective successors and assigns, desire to enter into this Agreement to evidence their agreement with respect to, among other things, the relative priorities of their respective security interests in and liens on the Collateral.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Senior Collateral Trustee and the Senior Lenders to enter into the Senior Amendment Agreement, and to induce the Second Lien Administrative Agent and the Second Lien Lenders to enter into the Second Lien Credit Agreement, the parties hereto hereby agree as follows:


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                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Recitals of this Agreement.

         Section 1.2 For purposes of this Agreement, the following terms shall have the following meanings:

         "Agreement" means this Intercreditor and Lien Subordination Agreement, as amended, supplemented or otherwise modified from time to time.

         "Bankruptcy Event" means, with respect to the Borrower, WPS individually, or any of the Subsidiaries, the commencement or initiation of any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other similar statutory or common law proceedings or arrangements involving the Borrower, WPS individually, or any of the Subsidiaries, or the readjustment of liabilities or any assignment for the benefit of creditors or any marshalling of its assets or liabilities with respect thereto.

         "Borrower" shall have the meaning ascribed to such term in the Recitals to this Agreement, and includes all successors in interest of WPS and/or any of the Subsidiaries, together with any other related entity which grants collateral or other security to the Senior Collateral Trustee or any Senior Lender to secure the First Lien Indebtedness and/or to the Second Lien Administrative Agent or any Second Lien Lender to secure the Second Lien Indebtedness.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina, or New York, New York, are authorized or required by law to close.

         "Excluded Asset Disposition" shall have the meaning ascribed to such term in the Senior Credit Agreement.

         "First Lien Indebtedness" means (a) the collective reference to (i) the principal of and interest on (including, without limitation, interest accruing at the then applicable rate provided in the Senior Credit Agreement after the maturity of the Senior Loans and interest accruing at the then applicable rate provided in the Senior Credit Agreement after the commencement of any Bankruptcy Event or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Senior Loans, (ii) all other obligations and liabilities of the Borrower and the other Credit Parties (as defined in the Senior Loan Agreement) to the Senior Lenders, the Senior Agent, or the Senior Collateral Trustee under or in connection with the Senior Credit Agreement, any other Credit Document (as defined in the Senior Loan Agreement) or under any other loan, credit or collateral document, (iii) all liabilities, obligations, charges, fees and/or expenses, whenever arising, owing from any Credit Party to any Senior Lender, or any affiliate of a Senior Lender, under or pursuant to any cash management, treasury, depository or other commercial banking agreement (including, but not limited to, any liabilities and obligations incurred in connection with automated clearinghouse


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transfers and any advances made in respect of uncollected funds) and (iv) all liabilities and obligations under or pursuant to any interest rate protection agreement or foreign exchange currency agreement (as the same may be amended, modified, or supplemented from time to time) entered into by the Borrower or any of its consolidated subsidiaries and relating to the Senior Loans, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of the Senior Agent, the Senior Collateral Trustee, and legal counsel to the foregoing that are required to be paid by the Borrower pursuant to the terms of the Senior Credit Agreement, this Agreement or any other loan, credit or collateral document or fee letter entered into by the Borrower and relating to the Senior Loans), and (b) all renewals, refundings, restructurings and other refinancings thereof; provided, however, that the principal component of the First Lien Indebtedness shall not exceed an amount equal to $725,000,000 less the amount of net cash proceeds from the sale, transfer, casualty, condemnation or other disposition of Collateral resulting in mandatory prepayments applied to the principal amount of the First Lien Indebtedness.

         "First Priority Liens" has the meaning provided in Section 2.1.

         "Permitted Mandatory Prepayments" shall mean any payments upon the Second Lien Indebtedness occurring as a result of the Borrower's sale, transfer, casualty, condemnation or other disposition of any of the Collateral (other than an Excluded Asset Disposition) to the extent that (a) the Senior Lenders provide their prior written consent or agreement that the net proceeds thereof, or a portion of such net proceeds, is not required to be applied as a mandatory prepayment under the Senior Credit Agreement, or (b) any net proceeds of such sale, transfer or other disposition remain after application to the First Lien Indebtedness to the extent required by the Senior Credit Agreement. Notwithstanding any other term or condition hereof, no obligation or agreement shall be implied or imposed upon the Senior Lenders to consent to or allow any such Permitted Mandatory Prepayment.

         "Second Lien Indebtedness" means (a) the collective reference to the principal of and interest on (including, without limitation, interest accruing at the then applicable rate provided in the Second Lien Credit Agreement after the maturity of the loans made pursuant thereto and interest accruing at the then applicable rate provided in the Second Lien Credit Agreement after the commencement of any Bankruptcy Event or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Second Lien Loans, all other obligations and liabilities of the Borrower to the Second Lien Lenders or the Second Lien Administrative Agent under or in connection with the Second Lien Credit Agreement or under any other loan, credit or collateral document (as the same may be amended, modified or supplemented from time to time) entered into by the Borrower and relating to the Second Lien Loans, and any other indebtedness, liabilities or obligations of the Borrower that at any time may be secured by any Second Priority Lien, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of the Second Lien Administrative Agent and counsel to the Second Lien Administrative Agent that are required to be paid by the Borrower pursuant to the terms of the Second Lien Credit Agreement or any other agreement), and (b) all renewals, refundings, restructurings and other refinancings thereof.

         "Second Priority Liens" has the meaning provided in Section 2.1.


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                                   ARTICLE II

             GENERAL INTERCREDITOR AND LIEN SUBORDINATION PROVISIONS

         Section 2.1 Agreement to Subordinate Liens. The Senior Collateral Trustee, for itself, the Senior Agent, the Senior Lenders and their respective successors and assigns, hereby acknowledge that the Second Lien Administrative Agent has been granted liens on and security interests in the Collateral pursuant to the Second Lien Collateral Documents. The Borrower, for itself and its successors and assigns, covenants and agrees, and each of the Second Lien Lenders and the Second Lien Administrative Agent, each for itself and its respective successors and assigns, hereby agrees, that, to the extent and in the manner set forth in this Article, all liens now or hereafter acquired by Senior Collateral Trustee or any of the Senior Lenders in any or all of the Collateral (the "First Priority Liens") to secure the First Lien Indebtedness shall at all times be prior and superior to any lien now held or hereafter acquired by the Second Lien Administrative Agent or any of the Second Lien Lenders in the Collateral (the "Second Priority Liens"). Such priority shall be applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements, deeds of trust or other documents, or any statutes, rules or law, or judicial interpretations to the contrary. In the event and to the extent, if any, that the liens arising pursuant to the Second Lien Collateral Documents attach to or encumber property of the Borrower upon which First Priority Liens do not exist or attach, then the Second Priority Liens shall be deemed to secure the First Lien Indebtedness (in addition to the Second Lien Indebtedness) and any proceeds derived from any such property which is paid to or received or obtained by the Second Lien Administrative Agent shall be held for the benefit of and paid over to the Senior Collateral Trustee for the benefit of the Senior Lenders until such time as the Senior Collateral Trustee obtains a lien on such property or the First Lien Indebtedness is satisfied in full, whichever occurs first. The lien subordination provisions in this Agreement are for the benefit of and shall be enforceable directly by the Senior Collateral Trustee, the Senior Agent and the Senior Lenders. The Senior Collateral Trustee, the Senior Agent and the Senior Lenders shall be deemed to have entered into the Senior Amendment Agreement in reliance upon this Agreement.

         Section 2.2 Disposition of Collateral; Senior Collateral Trustee's Limited Appointment as Attorney-in-Fact.

                  (a) Each of the Second Lien Lenders and the Second Lien Administrative Agent hereby agrees that, until all First Lien Indebtedness has been paid in full in cash (including cash collateralizing any letter of credit obligations outstanding under the Senior Credit Agreement) and satisfied and the commitments of the Senior Lenders to make loans to the Borrower under the Senior Credit Agreement have been terminated, the Senior Collateral Trustee may for the purpose of seeking the repayment of the First Lien Indebtedness, dispose of, and exercise any other rights with respect to any or all of the Collateral (including, without limitation, release its liens on any of the Collateral, as permitted by the Senior Credit Agreement and the Senior Collateral Trust Agreement, in connection with a consensual disposition thereof by the Borrower), free of the Second Priority Liens, provided that (i) the Second Lien Collateral Trustee and the Second Lien Lenders retain any rights any of them may have as a junior secured creditor with respect


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         to the surplus, if any, arising from any such disposition or enforcement, and the Senior Collateral Trustee shall deliver any such surplus paid to or received by the Senior Collateral Trustee or any Senior Lender to the Second Lien Administrative Agent; and (ii) any net cash proceeds received or obtained by the Senior Collateral Trustee from the disposition of the Collateral (other than any Excluded Asset Disposition) shall be applied in accordance with the Senior Collateral Documents as in effect on the date hereof, and to the extent of the application of such amounts to the principal amount of the First Lien Indebtedness, such application shall permanently reduce the principal amount of the First Lien Indebtedness. In the event that the Senior Collateral Trustee intends to release any of its liens on all or any material portion of the Collateral in connection with any such disposition or exercise, the Senior Collateral Trustee agrees to use its reasonable best efforts to give the Second Lien Administrative Agent prompt notice thereof, which notice shall state (i) the portion of the Collateral to be sold or disposed of, (ii) that such Collateral shall be sold free and clear of the First Priority Liens and Second Priority Liens, and the principal amount of the First Lien Indebtedness, if any, to be permanently reduced as a result thereof; provided, however, that the failure of the Senior Collateral Trustee to provide such notice shall not nullify or adversely affect any of its rights hereunder or relieve the Second Lien Administrative Agent or Second Lien Lenders of any of their respective obligations hereunder or create any liability of the Senior Collateral Trustee or any Senior Lender to the Second Lien Administrative Agent or Second Lien Lenders. Upon any such disposition of any of the Collateral by the Senior Collateral Trustee or any Senior Lender (or by the Borrower with the consent of Senior Collateral Trustee or the Senior Lenders), the Second Lien Administrative Agent agrees, if requested, to execute and promptly deliver any and all releases or other documents or agreements which the Senior Collateral Trustee reasonably deems necessary to accomplish a disposition thereof free of the Second Priority Liens. The Second Lien Administrative Agent and each Second Lien Lender agrees that any funds of the Borrower which it obtains through the exercise of any right of setoff or other similar right constitute Collateral, and the Second Lien Administrative Agent or such Second Lien Lender shall immediately pay such funds to Senior Collateral Trustee to be applied to the outstanding First Lien Indebtedness.

                  (b) The Second Lien Administrative Agent and each of the Second Lien Lenders hereby irrevocably constitutes and appoints the Senior Collateral Trustee and any authorized officer or agent thereof, with the power of substitution, as its true and lawful attorney-in-fact upon failure in the due performance or observance by the Second Lien Administrative Agent or any Second Lien Lender of the provisions set forth in the third sentence of Section 2.2(a) of this Agreement, within five (5) Business Days' request by the Senior Collateral Trustee, with the irrevocable power and authority, in the place and stead of the Second Lien Administrative Agent or such Second Lien Lender, and in the name of the Second Lien Administrative Agent or such Second Lien Lender, or in Senior Collateral Trustee's own name, from time to time, in Senior Collateral Trustee's discretion, for the purpose of carrying out such failed term of Section 2.2(a) of this Agreement and the Second Lien Administrative Agent and each Second Lien Lender hereby gives the Senior Collateral Trustee the power and right, on behalf of the Second Lien Administrative Agent and each Second Lien Lender without prior notice to or assent by the same, to (in connection with such failure) take any and all reasonably appropriate action and to execute any and all documents and instruments which may be necessary, in


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         the reasonable determination of the Senior Collateral Trustee, for the
         Senior Collateral Trustee to enforce the terms of, dispose of, or exercise any other rights with respect to, any or all of the Collateral relating to such failure, free of the Second Priority Liens, as provided by Section 2.2 of this Agreement, including but not limited to the execution of any endorsements, releases, terminations, assignments or other instruments of conveyance or transfer or lien cancellation with respect to the Collateral. The Second Lien Administrative Agent and each Second Lien Lender hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until all First Lien Indebtedness has been paid in full in cash (including the cash collateralization of any letter of credit obligations outstanding under the Senior Credit Agreement) and satisfied and all commitments of the Senior Lenders under the Senior Credit Agreement have been terminated. The Senior Collateral Trustee shall use its reasonable best efforts to give prompt notice to the Second Lien Administrative Agent of any action taken by the Senior Collateral Trustee pursuant to the powers granted under this
         Section 2.2(b); provided, however, that any failure of the Senior Collateral Trustee to provide such prompt notice shall not nullify or otherwise adversely affect any rights of the Senior Collateral Trustee or any Senior Lender hereunder or relieve the Second Lien Administrative Agent or any Second Lien Lender of any of their respective obligations hereunder or create any liability of the Senior Collateral Trustee or any Senior Lender to the Second Lien Administrative Agent or any Second Lien Lender.

                  (c) Notwithstanding anything to the contrary contained herein, in the event that the Senior Collateral Trustee releases its liens on the Collateral as a result of the prior or concurrent indefeasible payment in full in cash of the First Lien Indebtedness and termination of the commitments of the Senior Lenders under the Senior Credit Agreement, the Second Lien Administrative Agent shall not be obligated to release its liens on any Collateral remaining after giving effect to such payment and termination (and any sale, transfer or other disposition of Collateral occurring in connection therewith); provided, however, in connection with any refinancing or replacement of all or any portion of the First Lien Indebtedness pursuant to a credit agreement containing economic terms which are not materially less favorable to the Borrower than the Senior Credit Agreement, the Second Lien Administrative Agent and each Second Lien Lender agrees, if requested by the holders of the First Lien Indebtedness, to execute an intercreditor and lien subordination agreement substantively similar to this Agreement.

         Section 2.3       Limitations on Rights and Remedies.

                  (a) Until all First Lien Indebtedness has been paid in full in cash (including the cash collateralization of any letter of credit obligations outstanding under the Senior Credit Agreement) and satisfied and all and commitments of the Senior Lenders under the Senior Credit Agreement have been terminated, and except as set forth in Section 2.4, the Second Lien Administrative Agent and the Second Lien Lenders shall not be entitled to (i) exercise any rights or remedies with respect to the Second Priority Liens or the Collateral, including without limitation the right to (A) enforce any Second Priority Liens or sell or otherwise foreclose on any portion of the Collateral or (B) request any action, institute any suit or proceedings, give any instructions, make any election, notice account debtors or make collections with respect to any portion of the Collateral; provided,


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         however, that the Second Lien Administrative Agent and the Second Lien
         Lenders may, with the prior written consent of the Senior Collateral Trustee, which consent shall not be unreasonably withheld, join with the Senior Collateral Trustee, the Senior Agent and the Senior Lenders in any enforcement, collection, execution, levy or foreclosure proceeding with respect to any Collateral, including, without limitation, petitioning, filing or joining in any involuntary bankruptcy proceeding; (ii) except for liens and security interests subject to this Intercreditor and Lien Subordination Agreement (including, without limitation, liens granted in the Second Lien Security Agreement which attach to the Collateral acquired by the Borrower after the closing of the Second Lien Loans), demand, accept or obtain any lien on any Collateral, (iii) amend or modify (or permit the amendment or modification of) the terms of the Second Lien Credit Agreement, Second Lien Collateral Security Agreement or other documents evidencing the Second Lien Indebtedness in a manner adverse to the interests of the Senior Collateral Trustee or the Senior Lenders (including specifically shortening any maturity or requiring any payment sooner than previously scheduled or increasing the interest rate or fees applicable thereto or causing affirmative or negative covenants therein to be more restrictive than applicable under the Senior Credit Agreement); provided, however, that the Second Lien Administrative Agent and the Second Lien Lenders shall execute and deliver amendments and modifications of the Second Lien Credit Agreement, the Second Lien Collateral Security Agreement or other documents evidencing the Second Lien Indebtedness as shall be necessary to cause the financial covenants of such agreements and documents to conform to the corresponding terms of the Senior Credit Agreement, Senior Collateral Trust Agreement or other documents evidencing the First Lien Indebtedness, respectively, in each case to the extent applicable; or (iv) accelerate or make any demand for payment of (other than regularly scheduled payments of interest, any Permitted Mandatory Prepayments and any adequate protection payments or plan distributions permitted by Section 2.4(g) hereof) any of the Second Lien Indebtedness unless or until either (A) all of the First Lien Indebtedness has become due and payable, whether by acceleration or otherwise or (B) the Senior Collateral Trustee shall have received at least 180 days' prior written notice of such acceleration or demand for payment, it being understood and agreed that any such acceleration or demand for payment permitted by subclause (A) or (B) shall be subject to all other terms of this Agreement (including specifically, without limitation, subsection (i) of this paragraph (a) and the turnover provisions of
         Section 2.13).

                  (b) Until the date 91 days after all First Lien Indebtedness has been paid in full in cash and satisfied and the obligations and commitments of the Senior Lenders under the Senior Credit Agreement have been terminated, neither the Second Lien Administrative Agent nor any Second Lien Lender shall take any action, directly or indirectly, to initiate or promote an involuntary bankruptcy or receivership proceeding or receivership in respect of the Borrower.

         Section 2.4       Intercreditor Arrangements in Bankruptcy.

                  (a) This Agreement shall remain in full force and effect and enforceable pursuant to its terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to the Borrower shall be deemed to apply to such entity as debtor in possession and to any trustee in bankruptcy for the estate(s) of such entity.


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                  (b)      In the context of any Bankruptcy Event, the Senior
         Collateral Trustee, as it determines in its discretion for the benefit of or upon the direction of the Senior Lenders, may file or make (or refuse to file or make) any motion, proceeding, objection, claim or argument in respect of the Collateral or the interests of the Senior Lenders therein, without seeking the prior consent or support from the Second Lien Administrative Agent or any Second Lien Lender, and whether or not any such action (or inaction) by the Senior Collateral Trustee adversely affects or conflicts with any interests of the Second Lien Administrative Agent or the Second Lien Lenders in the Collateral or otherwise.

                  (c) Without limiting the generality of the foregoing, the Second Lien Administrative Agent and each Second Lien Lender agrees that if a Bankruptcy Event occurs, (i) the Senior Collateral Trustee and the Senior Lenders may consent to the use of cash collateral on such terms and conditions and in such amounts as they, in their sole discretion, may decide without seeking or obtaining the consent of the Second Lien Administrative Agent or any Second Lien Lender as holder of an interest in the Collateral (subject, however, to the reservation of rights set forth in Section 2.4(g)); (ii) the Senior Lenders (or any of them) may (A) provide post-petition financing to the Borrower or (B) consent to the granting of a priming lien to secure post-petition financing, in each case pursuant to Section 364 of the Bankruptcy Code or other applicable law and on such terms and conditions and in such amounts as such Senior Lenders, in their sole discretion, may decide without seeking or obtaining the consent of the Second Lien Administrative Agent or the Second Lien Lenders as holder of an interest in the Collateral (subject, however, to the reservation of rights set forth in Section 2.4(g)); (iii) the Second Lien Collateral Trustee and/or the Second Lien Lenders shall not oppose any sale or other disposition of any assets comprising part of the Collateral free and clear of security interests, liens or other claims of any party, including the Second Lien Administrative Agent and the Second Lien Lenders, under Section 363(b) of the Bankruptcy Code if (A) the Senior Collateral Trustee has consented to such sale or disposition of such assets and (B) the respective interests of the Senior Collateral Trustee and the Senior Lenders, on the one hand, and the Second Lien Administrative Agent and the Second Lien Lenders, on the other hand, attach to the proceeds of such disposition, or alternatively such proceeds are paid to the Senior Collateral Trustee for the benefit of the Senior Lenders first, to reduce the First Lien Indebtedness, and then the surplus, if any, is delivered to the Second Lien Administrative Agent; (iv) the Second Lien Administrative Agent and the Second Lien Lenders shall not propose, without the consent of the Senior Collateral Trustee and the Senior Lenders, any plan of reorganization or liquidation for the Borrower which impairs (within the meaning of Section 1126 of the Bankruptcy Code) the claims of the Senior Collateral Trustee and/or the Senior Lenders; and (v) the Second Lien Administrative Agent and the Second Lien Lenders shall not provide any debtor-in-possession financing to the Borrower on any basis which primes any lien or security interest existing or arising in favor of the Senior Collateral Trustee or the Senior Lenders.

                  (d) The Second Lien Administrative Agent and each Second Lien Lender agrees that it will not initiate, prosecute, encourage, or assist with any other person to initiate or prosecute any claim, action or other proceeding (i) challenging the validity or enforceability of this Agreement, (ii) challenging the validity, enforceability or unavoidability of any claim of the Senior Collateral Trustee or the Senior Lenders, (iii)


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         challenging the perfection, enforceability or unavoidability of any
         First Priority Liens or (iv) asserting any claims which the Borrower may hold with respect to the Senior Collateral Trustee or the Senior Lenders or the First Lien Indebtedness, if any. The Senior Collateral Trustee, for itself and on behalf of the Senior Agent and the Senior Lenders, agrees that it will not initiate, prosecute, encourage, or assist with any other person to initiate or prosecute any claim, action or other proceeding (i) challenging the validity or enforceability of this Agreement, (ii) challenging the validity, enforceability or unavoidability of any claim of the Second Lien Administrative Agent or the Second Lien Lenders, (iii) challenging the perfection, enforceability or unavoidability of any Second Priority Liens or (iv) assisting any claims which the Borrower may hold with respect to the Second Lien Administrative Agent or the Second Lien Lenders or the Second Lien Indebtedness, if any. For the avoidance of doubt, the terms of this paragraph apply whether or not a Bankruptcy Event has occurred and such terms shall survive the termination of this Agreement.

                  (e) To the extent that the Senior Collateral Trustee or any Senior Lender receives payments or transfers on the First Lien Indebtedness or proceeds of the Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the First Lien Indebtedness, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Senior Collateral Trustee or such Senior Lender.

                  (f) The Second Lien Administrative Agent and each Second Lien Lender shall be entitled (A) to file proofs of claim and all necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Administrative Agent or any Second Lien Lender, including, without limitation, any claims secured by the Collateral; and (B) to file all pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Borrower arising under either the Bankruptcy Code or applicable non-bankruptcy law (other than any pleadings, objections, motions or agreements contrary to Sections 2.4(c)(iii), (iv) and (v) or 2.4(d)), including, without limitation, motions and other pleadings to terminate the exclusive periods under 11 U.S.C. ss.1121, motions and other pleadings for the appointment of an examiner or a trustee, and motions and other pleadings to confirm or deny confirmation of any plan of reorganization; provided, however, that the Senior Collateral Trustee and the Senior Lien Lenders shall be entitled to support or contest any such requests for relief or other claims, motions, arguments or objections raised or asserted by the Second Lien Administrative Agent or the Second Lien Lenders. The reference to pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors is intended to describe actions which may be taken by the Second Lien Administrative Agent or the Second Lien Lenders and does not imply that any part of the Second Lien Indebtedness is unsecured, nor will the taking of any such actions by the Second Lien Administrative Agent or any Second Lien Lender create any implication or inference that any part of the Second Lien Indebtedness is unsecured.

                  (g)      Subject to the restrictions of Sections 2.4(c)(iii),
         (iv) and (v) and Section 2.4(d), the Second Lien Administrative Agent and each Second Lien Lender may file, prosecute, or make pleadings, objections, motions or agreements asserting their interests in the Collateral and their entitlement, if any, to adequate protection thereof in accordance with Sections 361 through 364 of the Bankruptcy Code; provided, however, that (A) the Senior Collateral Trustee and the Senior Lien Lenders shall be entitled to support or contest any such requests for relief or other claims, motions, arguments, or objections raised or asserted by the Second Lien Administrative Agent or any Second Lien Lender; and (B) any replacement lien or priority claim (arising under Sections 503 or 507(b) of the Bankruptcy Code) granted or awarded to the Second Lien Administrative Agent or the Second Lien Lenders as adequate protection shall be junior in priority to any lien (pre-petition or post-petition) or priority claim granted or existing in favor of the Senior Collateral Trustee and the Senior Lenders. To the extent that the Senior Collateral Trustee and the Senior Lenders consent to the use of cash collateral by the Borrower or the terms of any postpetition financing to be provided to the Borrower, such consent shall not prevent the Second Lien Administrative Agent or the Second Lien Lenders from contesting such use of cash collateral or such financing or from seeking adequate protection of their interests on account thereof. The Second Lien Administrative Agent and the Second Lien Lenders shall be entitled to retain and apply to the Second Lien Indebtedness (a) any cash payments made by the Borrower as adequate protection for its use of cash collateral, provided that the amount of such cash payments does not exceed the amount of interest applicable to the Second Lien Indebtedness under the Second Lien Credit Agreement, plus fees and expenses otherwise compensable under the Second Lien Credit Agreement; and (b) any payments or other distributions made or provided to the holders of the Second Lien Indebtedness under a confirmed plan of reorganization.

         Section 2.5       Obligations of the Borrower Unconditional.

                  (a) Nothing contained in this Agreement is intended to or shall relieve the obligations of the Borrower respectively to the Senior Collateral Trustee, the Senior Lenders, the Second Lien Administrative Agent, or the Second Lien Lenders to pay any amount in respect of the First Lien Indebtedness or the Second Lien Indebtedness, as the case may be, as and when such amount shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the Senior Collateral Trustee, the Senior Lenders, the Second Lien Administrative Agent or the Second Lien Lenders, on the one hand, and the other creditors of the Borrower, on the other hand. All rights, interests, and obligations of the Senior Collateral Trustee, the Senior Lenders, the Second Lien Administrative Agent, the Second Lien Lenders, and the Borrower hereunder, shall remain in full force and effect irrespective of:

                           (i) any lack of validity or enforceability of any loan document or any other agreement or instrument relating thereto;

                           (ii) any change in the time, manner or place of, or in any other term of, all or any of the First Lien Indebtedness or the Second Lien Indebtedness, or any amendment or waiver of or any consent to departure from any provision of the

                  Senior Credit Agreement, the Second Lien Credit Agreement, or any other loan or collateral document relating to either of the foregoing;

                           (iii) any exchange, release, non-perfection, invalidity, unenforceability or avoidability of any lien or security interest in any Collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the First Lien Indebtedness or the Second Lien Indebtedness; or

                           (iv)     any other circumstances which might
                  otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the First Lien Indebtedness, or of the Second Lien Indebtedness, in respect of this Agreement.

                  (b) Nothing contained in this Agreement shall affect or excuse the obligation of the Borrower to make, or prevent the Borrower from making, at any time, payment of any amount in respect of the First Lien Indebtedness and the Second Lien Indebtedness.

         Section 2.6 No Other Beneficiaries of Lien Subordination. This Agreement and the subordination provisions contained herein are intended only for the benefit of the holders of First Lien Indebtedness and no other creditor of the Borrower. The Borrower will not publish or give to any creditor or prospective creditor of the Borrower any copy, statement or summary (or acquiesce in the publication or giving of any such copy, statement or summary) as to the subordination of the lien rights of the Second Lien Administrative Agent and the Second Lien Lenders without also stating or causing to be stated (in a conspicuous manner in the case of any document) that such subordination is solely for the benefit of the holders of First Lien Indebtedness and not for the benefit of any other creditor of the Borrower or the Borrower.

         Section 2.7 Rights of Holders of First Lien Indebtedness Not to be Impaired. No right of any present or future holder of any First Lien Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or omission in good faith by any such holder, or by any noncompliance by the Borrower with the terms and provisions and covenants herein or in any documents or instruments supporting or evidencing the Second Lien Indebtedness, regardless of any knowledge thereof that any such holder of First Lien Indebtedness may have or otherwise be charged with.

         Section 2.8 Waivers. The Senior Collateral Trustee and the Senior Lenders shall not have any liability or duty, of any kind, nature or origin, to the Second Lien Administrative Agent or any Second Lien Lender, express or implied, except as set forth in this Agreement. The Second Lien Administrative Agent and each Second Lien Lender hereby waives and releases any claim which it may now or hereafter have against the Senior Collateral Trustee and/or any Senior Lender arising out of any and all actions which it, in good faith, takes or omits to take pursuant to or in connection with the transactions described or referred to herein, including without limitation, (a) actions with respect to the creation, perfection or continuation of liens or security interest in the Collateral and other security for the First Lien Indebtedness, (b) actions (other than gross negligence or willful misconduct) with respect to the occurrence of any event of default under this Agreement, the Senior Credit Agreement, or any other loan or collateral documents relating to the First Lien Indebtedness, (c) action with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral (other than gross negligence, willful misconduct, or the failure to act in a commercially reasonable manner in the disposition of the Collateral, taken as a whole), (d) actions with respect to the collection of any claim for all or any part of the First Lien Indebtedness from any account debtor, guarantor or any other party, (e) any other action with respect to the enforcement of any loan documents relating to the First Lien Indebtedness or the valuation, use, protection or disposition of the Collateral or any other security for the First Lien Indebtedness (other than gross negligence, willful misconduct, or the failure to act in a commercially reasonable manner in the disposition of the Collateral, taken as a whole), and
(f) the election of the Senior Collateral Trustee or any Senior Lender, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, for application of Section 1111(b) of the Bankruptcy Code.

         Section 2.9       Remedies.

                  (a) Rights Cumulative. The rights and remedies of the Senior Collateral Trustee and the Senior Lenders under this Agreement, the Senior Credit Agreement, the Senior Collateral Trust Agreement, or any other loan or collateral documents relating to the First Lien Indebtedness shall be cumulative and not exclusive of any rights or remedies which any of them would otherwise have. In exercising such rights and remedies the Senior Collateral Trustee and the Senior Lenders may be selective and no failure or delay by the Senior Collateral Trustee or the Senior Lenders in exercising any right shall operate as a waiver of such right, nor shall any partial or single exercise of any power or right preclude its other or further exercise or the exercise of any other power or right. The rights and remedies of the Second Lien Administrative Agent and the Second Lien Lenders under this Agreement, the Second Lien Credit Agreement, the Second Lien Collateral Security Agreement, or any other loan or collateral documents relating to the Second Lien Indebtedness shall be cumulative and not exclusive of any rights or remedies which any of them would otherwise have. In exercising such rights and remedies, subject to the terms of this Agreement, the Second Lien Administrative Agent and the Second Lien Lenders may be selective and no failure or delay by the Second Lien Administrative Agent or the Second Lien Lenders in exercising any right shall operate as a waiver of such right, nor shall any partial or single exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                  (b) Waiver of Marshalling. The Borrower, the Second Lien Administrative Agent, and the Second Lien Lenders each hereby waives any right to require marshalling of assets by the Senior Collateral Trustee or the Senior Lenders and any similar rights.

         Section 2.10 Consent to Recording of Second Priority Liens. The Senior Collateral Trustee and the Borrower each hereby consent to the recording of the Second Priority Liens from time to time in the appropriate public registries.

         Section 2.11 Transfer Second Lien Indebtedness. Each of the Second Lien Lenders agrees not to transfer any Second Lien Indebtedness without causing such transferee or assignee to execute a written acknowledgement agreeing to accept the terms and conditions of this Agreement. Each of the notes evidencing the Second Lien Indebtedness shall contain a conspicuous legend on its face stating that the indebtedness evidenced by such promissory note is subject to the terms and conditions of this Agreement and that any purchaser, assignee or transferee of such instrument agrees to be bound by the terms hereof.

         Section 2.12 Senior Collateral Trustee As Bailee for Perfection of Interest in Possessory Collateral. The Second Lien Administrative Agent hereby appoints the Senior Collateral Trustee (and the Senior Collateral Trustee hereby accepts such appointment) as the agent for the Second Lien Administrative Agent solely for purposes of perfecting the Second Lien Administrative Agent's liens on Collateral which is of a type such that perfection of a lien thereon may be accomplished by possession or control thereof. In the event all Senior First Lien Indebtedness shall have been indefeasibly paid in full in cash (including the cash collateralization of any letter of credit obligations) and all of the commitments of the Senior Lenders shall have been terminated, the Senior Collateral Trustee shall deliver to the Second Lien Administrative Agent all Collateral remaining in the possession or control of the Senior Collateral Trustee (and shall promptly take whatever action is necessary to vest in the Second Lien Administrative Agent control of all such Collateral of which the Senior Collateral Agent has control), and the Borrower hereby irrevocably authorizes any such delivery of Collateral by the Senior Collateral Trustee. The obligations of the Senior Collateral Trustee and the Borrower under the preceding sentence shall survive the termination of this Agreement. As of the date of this Agreement, the Senior Collateral Trustee holds in its physical possession or control, to secure the First Lien Indebtedness, the Collateral identified on Exhibit "A" attached hereto.

         Section 2.13 No Redemption of Second Lien Indebtedness. Notwithstanding any other term or condition hereof, until the First Lien Indebtedness has been repaid in full in cash (including the cash collateralization of any letter of credit obligations outstanding under the Senior Credit Agreement) and all of the commitments of the Senior Lenders have been irrevocably terminated under the Senior Credit Agreement, the Borrower shall not make, and the Second Lien Administrative Agent and Second Lien Lenders shall not request, receive or accept, any payment or other transfer of property or value from the Borrower in repayment, redemption, satisfaction or retirement of any of the Second Lien Indebtedness, except for (i) regularly scheduled payments of interest as set forth in the Second Lien Credit Agreement, (ii) adequate protection payments as permitted pursuant to Section 2.4(g) hereof, (iii) any Permitted Mandatory Prepayments, and (iv) any payments or other distributions made or provided to the holders of the Second Lien Indebtedness under a confirmed plan of reorganization for the Borrower; provided, further, that any liens or security interests in the Collateral granted to or for the benefit of the Second Lien Lenders under any such confirmed plan of reorganization shall be junior in priority to any liens or security interests existing or granted to or for the benefit of the Senior Lenders and shall continue to be subject to the terms of this Agreement. In the event that the Second Lien Administrative Agent or any Second Lien Lender receives any payment or transfer from the Borrower in violation of the foregoing, the Second Lien Administrative Agent or such Second Lien Lender, as applicable, shall hold such payment in trust for the Senior Collateral Trustee, provide immediate written notice to the Senior Collateral Trustee of its receipt of such payment or transfer, and shall immediately pay or transfer such property or value over to the Senior Collateral Trustee, accompanied by any appropriate endorsement.

         Section 2.14. Certain Notices. Each of the Senior Collateral Trustee and the Second Lien Administrative Agent hereby agrees to use its reasonable best efforts to give written notice to the other of any declaration of acceleration (as permitted hereunder), event of default declared in writing by it or, in the case of the Senior Collateral Trustee, commencement of any action enforcing its rights or remedies under the Senior Credit Agreement; provided, however, that failure to give any such notice shall not result in liability to the Senior Collateral Trustee, any Senior Lender, the Second Lien Administrative Agent or any Second Lien Lender, as the case may be, or modify in any way the terms and provisions of this Agreement, or otherwise relieve any party of its respective obligations under this Agreement. No party hereto shall have any obligation to cure any such default and any payment made or act done by any such party to cure any such default shall not constitute an assumption of or participation in the Senior Credit Agreement or the Second Lien Credit Agreement or the documents executed and delivered in connection therewith or of any of the respective obligations thereunder.

                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.1 Successors; Continuing Effect. This Agreement is being entered into for the benefit of, and shall be binding upon, (a) the Senior Collateral Trustee and the Senior Lenders and each of their respective successors and assigns, including subsequent holders of First Lien Indebtedness, and the term "holders of First Lien Indebtedness" shall include any such subsequent or additional holder of First Lien Indebtedness, wherever the context permits, and (b) the Second Lien Administrative Agent and the Second Lien Lenders and each of their respective successors and assigns, including subsequent holders of the Second Lien Indebtedness, and the term "holders of Second Lien Indebtedness" shall include any such subsequent or additional holder of Second Lien Indebtedness, wherever the context permits. The Senior Collateral Trustee agrees that it will not cease to act as Senior Collateral Trustee unless its successor agrees to perform the obligations of the Senior Collateral Trustee set forth in Section 2.12 hereof and accepts the appointment as agent for the Second Lien Administrative Agent as provided for in Section 2.12 hereof.

         Section 3.2 Further Assurances. (a) The Borrower and Second Lien Administrative Agent will, at the expense of the Borrower, and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that Senior Collateral Trustee may reasonably request in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable the Senior Collateral Trustee to exercise and enforce its rights and remedies hereunder, including, without limitation appropriate amendments to financing statements executed by the Borrower in favor of the Second Lien Administrative Agent in order to refer to this Agreement (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents or instruments). Without limiting the generality of the foregoing, in connection with any refinancing or replacement of the all or any portion of the First Lien Indebtedness pursuant to a credit agreement containing economic terms which are not materially less favorable to the Borrower than the Senior Credit Agreement, the Second Lien Administrative Agent and each Second Lien Lender agrees, if requested by the holders of the First Lien Indebtedness, to execute an intercreditor and lien subordination agreement substantively similar to this Agreement.

         (b) Each party hereto will, upon the written request of the other party, from time to time execute and deliver or cause to be executed and delivered such further instruments and agreements and do or cause to be done such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Agreement. Upon written request, the Senior Collateral Trustee shall provide the Second Lien Administrative Agent with copies of all Senior Collateral Documents in effect at the time of such request; provided, however, that the Second Lien Administrative Agent acknowledges the delivery of all or substantially all of the Senior Collateral Documents in effect as of the date of this Agreement.

         Section 3.3 Expenses. The Borrower shall pay to the Senior Collateral Trustee and the Second Lien Administrative Agent, as the case may be, upon demand, the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of counsel for the Senior Collateral Trustee or the Second Lien Administrative Agent, as the case may be, which either of them may incur from time to time in connection with the exercise or enforcement of any of their respective rights or interests vis-a-vis the Borrower, the Collateral, or under this Agreement. All such amounts shall constitute part of the First Lien Indebtedness or the Second Lien Indebtedness, as the case may be.

         Section 3.4       Notices; Amendments etc.

                  (a) All notices, requests and demands to or upon the parties to this Agreement to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) three Business Days after being deposited in the mail, postage prepaid or (iii) one Business Day after being sent by priority overnight mail with an internationally recognized overnight delivery carrier or (iv) if by telecopy or facsimile, when received, at the addresses or transmission numbers for notices set forth as follows or to such other address or transmission number as may be hereafter notified in writing by the respective parties hereto:

                               WESTPOINT STEVENS INC.
                               507 West 10th Street
                               West Point, Georgia 31833
                               Attention: Dupuy Sears
                               Telephone: (706) 645-4322
                               Telecopy: (706) 645-4300

                               BANKERS TRUST COMPANY
                               130 Liberty Street, 14th Floor
                               New York, New York  10006
                               Attention:  Greg Maragni
                               Telecopier:  (212) 669-1708
                               Telephone:  (212) 250-4398

                               BANK OF AMERICA, N.A.
                               101 South Tryon Street, 31st Floor
                               NC1-02-31-31
                               Charlotte, North Carolina 28255
                               Attention:  DeWitt W. King, III
                               Telephone:  (704) 386-8554
                               Telecopier: (704) 386-1759

                  (b) This Agreement may be amended and the terms hereof may be waived only with the written consent of each of the parties hereto, or their authorized successors and assigns.

         Section 3.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 3.6 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE SENIOR COLLATERAL TRUSTEE (FOR ITSELF AND ON BEHALF OF THE SENIOR LENDERS), THE SECOND LIEN ADMINISTRATIVE AGENT, AND THE SECOND LIEN LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

         Section 3.7 Entire Agreement; Governing Law. This Agreement embodies the entire agreement and understanding of the parties hereto regarding the subject matter hereof. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         Section 3.8 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

         Section 3.9 Headings. The headings of the several sections in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         Section 3.10 Termination. Upon the ninety-first (91st) day after all First Lien Indebtedness has been paid in full in cash and satisfied (including the cash collateralizing of any letters of credit outstanding under the Senior Credit Agreement), and all commitments of the Senior Lenders under the Senior Credit Agreement have been terminated, this Agreement shall immediately terminate and cease to be effective and the Senior Collateral Trustee, the Second Lien Administrative Agent, the Second Lien Lenders, and the Borrower shall be released from their respective obligations hereunder (other than such obligations that by their terms are stated to survive the termination of this Agreement); provided, however, that this Agreement shall be automatically reinstated if at any time payment of, in whole or in part, any of the First Lien Indebtedness is challenged by the initiation of any suit or proceeding by any party, or is rescinded or must otherwise be restored or returned by the Senior Collateral Trustee or any Senior Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, or under any other state or federal law, the common law or any ruling in equity, all as though such payment had not been made, and in such event, all reasonable documented costs and expenses including, without limitation, any reasonable documented legal fees and disbursements) incurred by the Senior Collateral Trustee or any Senior Lender in defending any such action or proceeding or enforcing such reinstatement shall be deemed included as part of the First Lien Indebtedness.

         Section 3.11 Execution by Second Lien Administrative Agent and Senior Collateral Trustee.

         (a) The Second Lien Administrative Agent has executed and delivered this Agreement for itself and as agent with full authorization to bind each of the Second Lien Lenders with the same force and effect as if each Second Lien Lender had executed the signature pages hereof. The Second Lien Administrative Agent represents and warrants to the Senior Collateral Trustee, the Senior Agent and the Senior Lender that it has the express authorization to execute this Agreement for and on behalf of each of the Second Lien Lenders.

         (b) The Senior Collateral Trustee has executed and delivered this Agreement for itself and as agent with full authorization to bind each of the Senior Lenders with the same force and effect as if each Senior Lender had executed the signature pages hereof. The Senior Collateral Trustee represents and warrants to the Second Lien Administrative Agent that it has the express authorization to execute this Agreement for and on behalf of each of the Senior Lenders.


               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date and year first above written.

WESTPOINT STEVENS INC.


By: /s/ Lester D. Sears
   ----------------------------------------
Name:  Lester D. Sears
Title: Senior Vice President-Finance and
       Chief Financial Officer

WESTPOINT STEVENS (UK) LIMITED
WESTPOINT STEVENS (EUROPE) LIMITED

By: /s/ Lester D. Sears
   ----------------------------------------
Name:  Lester D. Sears
Title: Director

WESTPOINT STEVENS INC. I
f/k/a West Point-Pepperell Enterprises, Inc.

By:  /s/ Lester D. Sears
   ----------------------------------------
Name:  Lester D. Sears
Title: President

J. P. STEVENS & CO., INC.

By:  /s/ Lester D. Sears
   ----------------------------------------
Name:  Lester D. Sears
Title: President

J. P. STEVENS ENTERPRISES, INC.

By:  /s/ Lester D. Sears
   ----------------------------------------
Name:  Lester D. Sears
Title: President


WESTPOINT STEVENS STORES INC.

By:  /s/ Lester D. Sears
   ----------------------------------------
Name:  Lester D. Sears
Title: Vice President

LIEBHARDT, INC.

By:  /s/ Lester D. Sears
   ----------------------------------------
Name:  Lester D. Sears
Title: President


ALAMAC HOLDINGS INC.

By:  /s/ Lester D. Sears
   ----------------------------------------
Name:  Lester D. Sears
Title: President


BANKERS TRUST COMPANY,
for itself as Agent and on behalf of each of the Second Lien Lenders with due authorization


By:  /s/ Gregory Maragni
   ----------------------------------------
Name:  Gregory Maragni
Title: Director



BANK OF AMERICA, N.A.,
   ----------------------------------------
As Senior Collateral Trustee, for itself and on behalf of each of the Senior Lenders with due authorization


By:  /s/ Ross L. Painter
   ----------------------------------------
Name:  Ross L. Painter
Title: Managing Director